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                                                                   EXHIBIT 2.2

                        REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of December 15, 2000 by and between United Therapeutics Corporation, a Delaware corporation, with headquarters located at 1110 Spring Street, Silver Spring, Maryland 20910 ("UTC"), and Cooke Pharma, Inc. a California corporation, with headquarters located at 1404 Old County Road, Belmont, California 94002 ("Cooke").

        WHEREAS:

        A. In connection with the Asset Purchase Agreement by and among the parties and UP Subsidiary Corporation, a Delaware corporation and a subsidiary of UTC of even date herewith (the "Asset Purchase Agreement"), UTC has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Cooke 294,635 shares of its common stock, par value $.01 per share (the "Common Stock"); and

        B. To induce Cooke to execute and deliver the Asset Purchase Agreement, UTC has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UTC and Cooke hereby agree as follows:

        1.     DEFINITIONS.

               a. As used in this Agreement, the following terms shall have the following meanings:

                      (i) "Initial Registrable Securities" means the 147,317 shares of Common Stock delivered to Cooke at the Closing in accordance with the terms of the Asset Purchase Agreement.

                      (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                      (iii) "Registrable Securities" means Initial Registrable Securities and Subsequent Registrable Securities, collectively.




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                      (iv)   "Registration Statement" means a registration
statement of UTC under the 1933 Act.

                      (v) "Subsequent Registrable Securities" means all or any portion of the 147,138 shares of Common Stock delivered to the Escrow Agent at Closing in accordance with the terms of the Asset Purchase Agreement which are subsequently released and delivered to Cooke in accordance with the terms of the Escrow Agreement (the "Escrow Shares"), together with any shares of Common Stock issued to Cooke in accordance with Section 1.5(i) of the Asset Purchase Agreement (the "Adjustment Shares").

               b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

        2.     REGISTRATION.

               a. Mandatory Registration. UTC shall prepare and, on or prior to the date which is ninety (90) days after the Closing Date as defined in the Asset Purchase Agreement (the "Closing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Initial Registrable Securities) covering the resale of the Initial Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to Cooke and its counsel prior to its filing or other submission.

                      UTC shall prepare and, on or prior to the date which is ninety (90) days following (i) with respect to Escrow Shares described in Sections 4(a) and 4(b) of the Escrow Agreement, the delivery of the shares to Cooke pursuant to the terms of the Escrow Agreement, (ii) with respect to Escrow Shares described in Section 4(c) of the Escrow Agreement, the delivery of the shares to Cooke pursuant to the terms of the Escrow Agreement, (iii) with respect to Adjustment Shares, delivery of the Adjustment Shares to Cooke in accordance with the terms of the Asset Purchase Agreement, and (iv) with respect to the Escrow Shares described in Section 5 of the Escrow Agreement, the delivery of the shares to Cooke pursuant to the terms of the Escrow Agreement (each, "Balance Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration for resale of the Subsequent Registrable Securities) covering the resale of the respective Subsequent Registrable Securities. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to Cooke and its counsel prior to its filing or other submission. The provisions of Section 2(b) shall be applicable with respect to each Registration Statement filed pursuant to this Section 2(a).

               b. Effectiveness. UTC shall use its best efforts to obtain effectiveness of the Registration Statements as soon as practicable.

               c. Eligibility for Form S-3. UTC represents and warrants that it currently meets the requirements for the use of Form S-3 for registration of the sale by Cooke of the



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Registrable Securities, and UTC shall file all reports required to be filed by
UTC with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

        3.     OBLIGATIONS OF UTC.

        In connection with the registration of the Registrable Securities, UTC shall have the following obligations:

               a. UTC shall use reasonable efforts to cause the Registration Statements to become effective as soon as possible after such filing, and keep the Registration Statements effective pursuant to Rule 415 at all times until the earlier of (i) the date on which all of the Registrable Securities covered by such Registration Statement have been sold and (ii) the date which is one year following the date such Registration Statement is declared effective by the SEC (the "Registration Period").

               b. UTC shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by the Registration Statements.

               c. UTC shall furnish to Cooke and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by UTC, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statements referred to in Section 2(a), each letter written by or on behalf of UTC to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which UTC has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Cooke may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Cooke.

               d. UTC shall use reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as may be necessary to permit sale of the Registrable Securities as contemplated by the Registration Statement, provided, however, that UTC shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause UTC undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of UTC determines to be contrary to the best interests of UTC and its stockholders.




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               e.     As promptly as practicable after becoming aware of such
event, UTC shall notify Cooke of the happening of any event, of which UTC has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Cooke as it may reasonably request.

               f. UTC shall use reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order as soon as reasonably practicable and to notify Cooke of the issuance of such order and the resolution thereof.

               g. UTC shall permit a single firm of counsel designated by Cooke to review the Registration Statement and all amendments and supplements thereto prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

               h. UTC shall use reasonable efforts to secure the designation and quotation of the Registrable Securities covered by the Registration Statements on the Nasdaq National Market System.

        4.     OBLIGATIONS OF COOKE.

        In connection with the registration of the Registrable Securities, Cooke shall have the following obligations:

               a. It shall be a condition precedent to the obligations of UTC to complete the registration pursuant to this Agreement that Cooke shall furnish to UTC such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as UTC may reasonably request.

               b. By Cooke's acceptance of the Registrable Securities, Cooke agrees to cooperate with UTC as reasonably requested by UTC in connection with the preparation and filing of the Registration Statements hereunder, unless Cooke has notified UTC in writing of Cooke's election to exclude all of its Registrable Securities from the Registration Statement.

               c. Cooke agrees that, upon receipt of any notice from UTC of the happening of any event of the kind described in Section 3(e) or 3(f), Cooke will immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Cooke's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(g) and, if so directed by UTC, Cooke shall deliver to UTC (at the expense of UTC) or destroy (and deliver to UTC a certificate of destruction) all copies




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in Cooke's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        5.     EXPENSES OF REGISTRATION.

        All reasonable expenses, other than commissions and fees and disbursements of counsel for Cooke, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and the fees and disbursements of counsel for UTC, shall be borne by UTC.

        6.     INDEMNIFICATION.

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               a. To the extent permitted by law, UTC will indemnify, hold harmless and defend (i) Cooke and (ii) the affiliates, directors, officers, partners, employees, agents and each person who controls Cooke within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if UTC files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by UTC of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, UTC shall reimburse Cooke and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to UTC by any Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of UTC; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any





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Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by UTC, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advise, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Cooke pursuant to Section 8.

               b. In connection with any Registration Statement, Cooke agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), UTC, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls UTC within the meaning of the 1933 Act or the 1934 Act, and any stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to UTC by Cooke expressly for use in connection with such Registration Statement; and subject to Section 6(c) Cooke will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Cooke, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Cooke pursuant to Section 8. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to





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actual or potential differing interests between such Indemnified Person or
Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Cooke if Cooke is entitled to indemnification hereunder, or UTC, if UTC is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        7.     CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation.

        8.     AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of UTC and Cooke (to the extent Cooke still owns Registrable Securities). Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Cooke and UTC.




        9.     MISCELLANEOUS.

               a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If UTC receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, UTC shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               b. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by




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telephone line facsimile transmission or other means) or which receipt is refused if delivered by hand or by courier or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid,

        if to UTC:

        United Therapeutics Corporation
        1110 Spring Street
        Silver Spring, MD 20910
        Attention:    Martine A. Rothblatt
                      Chairman and CEO

        with copy to:

        Bryan Cave LLP
        700 13th Street N.W.
        Suite 700
        Washington DC  20005
        Attention:    LaDawn Naegle


or, in the case of Cooke, at such address as indicated on the Asset Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 9(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

               c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               d. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the State of Maryland with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

               e. This Agreement and the Asset Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Asset Purchase




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Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

               f. This Agreement shall inure to the benefit of and be binding upon the successors and permissible assigns of each of the parties hereto.

               g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.



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        IN WITNESS WHEREOF, UTC and Cooke have caused this Agreement to be duly executed as of the date first above written.


UNITED THERAPEUTICS CORPORATION



By:     /s/ Martine A. Rothblatt
    -------------------------------
Name:  Martine A. Rothblatt
Its:    Chairman and CEO


COOKE PHARMA, INC.



By:     /s/ John Cooke
    -------------------------------
Name:  John Cooke
Its:    Chairman


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